UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 OR 15(d)
                     of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 17, 1998

                        STRATFORD ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

      Minnesota                   0-26112                   41-1759882
(State of Jurisdiction)         (Commission               (IRS Employer
                                File Number)           Identification No.)


  67 Wall Street, New York, New York                       10005
(Address of Principal Executive offices)                 (Zip Code)

Registrant's telephone number, including area code: 212-825-9292

Item 1. Changes in Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. The registrant's wholly-owned subsidiary, Novacrete Technology (Canada) Inc., located at 2525 Tedlo Street, Mississauga, Ontario L5A 4A8, purchased all the issued and outstanding common stock of ARM PRO, Inc., located at P.O. Box 11, Teeswater, Ontario N0G 2S0. The purchase price was $891,000 (CDN).

Since 1986, ARM PRO has manufactured and marketed the trademarked FIBERFORCE line of polypropylene fibres. Polypropylene fibres are blended into cementitious products to provide secondary reinforcement and reduce plastic cracking. The Registrant will be conducting a full audit of ARM PRO's financial statements which will be filed with the Commission by November 30, 1998.

The funds used to purchase ARM PRO Inc. were derived from the Registrant's sale of a 9% $800,000 (USD) debenture that matures on September 4, 2000, and which included a warrant to purchase 1,500,000 shares of the Registrant's common stock at the exercise price of $.45 per share for a period commencing on the issuance thereof and terminating on September 4, 2000.

Item 3.           Bankruptcy or Receivership. None.

Item 4.           Changes in Registrant's Certifying Accountant. None.

Item 5.           Other Events. None.

Item 6.           Resignation of Registrant's Directors. None.

Item 7.           Financial Statements and Exhibits. None.

Item 8.           Change in Fiscal Year. None.

Item 9.           Sales of Equity Securities Pursuant to Regulation S.
                  None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             STRATFORD ACQUISITION CORPORATION
                                             (Registrant)


Dated: October 2, 1998                       /s/ Daniel W. Dowe
                                             ------------------------------
                                             Daniel W. Dowe, President
                                             67 Wall Street, Suite 2411
                                             New York, New York 10005
                                             (212) 825-9292